Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2012

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased (1)		Anchor / Significant Tenants
					Jun-12	Jun-11
Shopping Centers
Ashburn Village	Ashburn, VA	221,770	1994/00/01/02/06	26.4	91%	90%	Giant Food, Hallmark Cards, McDonalds, Burger King, Dunkin Donuts, Kinder Care
Ashland Square Phase I	Dumfries, VA	23,120	2007	2.0	100%	100%	Capital One Bank, CVS Pharmacy, All American Steakhouse
Beacon Center	Alexandria, VA	358,015	1972(1993/99/07)	32.3	100%	100%	Lowe’s Home Improvement Center, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave’s, Chipotle
Belvedere Gardens	Baltimore, MD	54,941	1972	4.8	34%	93%	Family Dollar
BJ’s Wholesale Club	Alexandria, VA	115,660	2008	9.6	100%	100%	BJ’s Wholesale Club
Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	81%	78%	Publix, Wachovia Bank, Fitness For Women, Subway
Boulevard	Fairfax, VA	49,140	1994(1999/09)	5.0	100%	100%	Panera Bread, Party City, Petco
Briggs Chaney MarketPlace	Silver Spring, MD	194,347	2004	18.2	100%	100%	Safeway, Ross Dress For Less, Family Dollar, Advance Auto. McDonalds, Wendy’s, Chuck E Cheese
Broadlands Village	Ashburn, VA	159,734	2003/4/6	24.0	86%	86%	Safeway, The All American Steakhouse, Bonefish Grill, Starbucks, LA Boxing
Countryside Marketplace	Sterling, VA	141,696	2004	16.0	92%	92%	Safeway, CVS Pharmacy, Starbucks, McDonalds
Cranberry Square	Westminster, MD	141,569	2011	18.9	91%	NA	Giant Food, Staples, Party City, Pier 1 Imports, Jos A Banks, Wendy’s’, Giant Gas
Cruse MarketPlace	Cumming, GA	78,686	2004	10.6	90%	86%	Publix, Subway
Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%	Capital One Bank
French Market	Oklahoma City, OK	244,724	1974(1984/98)	13.8	94%	98%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Famous Footwear, Lakeshore Learning Center, Alfred Angelo, Dollar Tree
Germantown	Germantown, MD	27,241	1992	2.7	86%	82%	Jiffy Lube
Giant	Milford Mill, MD	70,040	1972(1990)	5.0	94%	94%	Giant Food
The Glen	Woodbridge, VA	135,870	1994(2005)	14.7	98%	97%	Safeway Marketplace, The All American Steakhouse, Panera Bread, Five Guys
Great Eastern	District Heights, MD	255,398	1972(1995)	31.9	98%	98%	Fresh World, Pep Boys, Big Lots, Capital Sports Complex
Great Falls Center	Great Falls, VA	91,666	2008	11.0	97%	93%	Safeway, CVS Pharmacy, Capital One Bank, Starbucks, Subway, Walpole Woodworkers
Hampshire Langley	Takoma Park, MD	131,700	1972(1979)	9.9	97%	100%	Expo E Mart, Radio Shack, Starbucks, Footlocker
Hunt Club Corners	Apopka, FL	101,522	2006	13.1	94%	94%	Publix, Walgreens, Radio Shack, Hallmark
Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	92%	92%	Publix, Carrabas Italian Grill
Kentlands Square I	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s Home Improvement Center, Chipotle
Kentlands Square II	Gaithersburg, MD	240,683	2011	22.3	96%	NA	Giant Food, Kmart, Party City, Panera Bread, Not Your Average Joe’s, Payless Shoes, Hallmark, Chick-Fil-A, Coal Fire Pizza
Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	100%	93%	Elizabeth Arden’s Red Door Salon, Bonefish Grill, Subway

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2012

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased (1)		Anchor / Significant Tenants
					Jun-12	Jun-11
Shopping Centers (continued)
Lansdowne Town Center	Leesburg, VA	189,352	2006	23.4	93%	93%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joes, Starbucks, Velocity 5, Capital One Bank
Leesburg Pike Plaza	Baileys Crossroads, VA	97,752	1966(1982/95)	9.4	95%	100%	CVS Pharmacy, Party Depot, FedEx Kinko’s, Radio Shack, Verizon Wireless
Lumberton Plaza	Lumberton, NJ	193,044	1975(1992/96)	23.3	80%	66%	Bottom Dollar Food, Rite Aid, Virtua Health Center, Radio Shack, Family Dollar, Retro Fitness
Metro Pike Center	Rockville, MD	67,487	2010	4.6	79%	91%	McDonalds, Jennifer Convertibles, Fed ExKinko’s, Dunkin Donuts, Seven Eleven
Shops at Monocacy	Frederick, MD	109,144	2004	13.0	86%	90%	Giant Food, Giant Gas Station, Panera Bread, Starbucks, Five Guys, California Tortilla
Northrock	Warrenton, VA	99,789	2009	15.4	81%	75%	Harris Teeter, Longhorn Steakhouse, Ledo’s Pizza, Capital One Bank
Olde Forte Village	Ft. Washington, MD	143,577	2003	16.0	93%	91%	Safeway, Advance Auto, Dollar Tree, Radio Shack, McDonalds, Wendy’s, Ledo’s Pizza
Olney	Olney, MD	53,765	1975(1990)	3.7	93%	97%	Rite Aid, Olney Grill, Ledo’s Pizza, Popeye’s
Orchard Park	Dunwoody, GA	87,885	2007	10.5	90%	92%	Kroger
Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	95%	94%	Albertson’s, Office Depot, Mimi’s Cafe, Toojay’s Deli
Ravenwood	Baltimore, MD	93,328	1972(2006)	8.0	90%	91%	Giant Food, Starbucks
11503 Rockville Pike	Rockville, MD	20,149	2010	1.9	100%	100%	Staples
Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	98%	95%	Publix, Earth Origins Health Food, Petco, Planet Fitness, Vision Works
Marketplace at Sea Colony	Bethany Beach, DE	21,677	2008	5.1	90%	92%	Seacoast Realty, Armand’s Pizza, Candy Kitchen, Turquoise Restaurant
Seven Corners	Falls Church, VA	574,831	1973 (1994-7/07)	31.6	100%	100%	The Home Depot, Shoppers Food & Pharmacy, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, G Street Fabrics, Off-Broadway Shoes, JoAnn Fabrics, Dress Barn, Starbucks, Dogfishhead Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy’s, Burlington Coat Factory
Severna Park Marketplace	Severna Park, MD	254,174	2011	20.6	100%	NA	Giant Food, Kohl’s, Office Depot, A.C. Moore, Goodyear, Chipotle, McDonalds, Jos. A Banks, Radio Shack, Atlanta Bread Company, Five Guys, Unleashed
Shops at Fairfax	Fairfax, VA	68,743	1975(1993/99)	6.7	100%	95%	Super H Mart
Smallwood Village Center	Waldorf, MD	173,281	2006	25.1	70%	63%	Safeway, CVS Pharmacy, Family Dollar
Southdale	Glen Burnie, MD	484,115	1972(1986)	39.6	93%	94%	The Home Depot, Food Valu, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing
Southside Plaza	Richmond, VA	371,761	1972	32.8	93%	93%	Community Supermarket, Maxway, Citi Trends, City of Richmond, McDonalds, Burger King, Kool Smiles
South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	89%	89%	Maxway, Big Lots, Emory Clinic, Deal$ (Dollar Tree)
Thruway	Winston-Salem, NC	362,600	1972(1997)	30.5	92%	90%	Harris Teeter, Trader Joe’s, Stein Mart, Talbots, Hanes Brands, Jos. A Banks, Bonefish Grill, Chico’s, Ann Taylor Loft, Coldwater Creek, Rite Aid, FedEx/Kinkos, Plow & Hearth, New Balance, Aveda Salon, Christies Hallmark, Carter’s Kids, McDonalds, Chick-Fil-A, Wells Fargo Bank, Francesca’s Collections, Great Outdoor Provision Company, White House / Black Market
Village Center	Centreville, VA	146,309	1990	17.2	98%	93%	Giant Food, Tuesday Morning, Starbucks, McDonalds, Pet Supplies Plus
West Park (3)	Oklahoma City, OK	76,610	1975	11.2	12%	12%	Family Dollar
Westview Village	Frederick, MD	97,611	2009	10.4	72%	51%	Mimi’s Cafe, Sleepy’s, Music & Arts, Firehouse Subs, CiCi’s Pizza, Café Rio, Regus
White Oak	Silver Spring, MD	480,276	1972(1993)	28.5	100%	99%	Giant Food, Sears, Walgreens, Radio Shack, Boston Market, Sarku

	Total Shopping Centers	7,935,489		764.7	92.4%	91.5%

Exhibit

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2012

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased (1)			Anchor / Significant Tenants
					Jun-12		Jun-11
Mixed-Use Properties
Avenel Business Park	Gaithersburg, MD	390,579	1981-2000	37.1	80%		81%	General Services Administration, VIRxSYS, SeraCare Life Sciences, Bio-Reference Laboratories, Inc, Direct Buy
Clarendon Center-North Block	Arlington, VA	108,387	2010	0.6	86%		86%	Pete’s New Haven Pizza, AT&T, BGR, Airline Reporting Corporation, Personnel Decisions
Clarendon Center-South Block	Arlington, VA	104,638	2010	1.3	99%		57%	Trader Joe’s, Circa, Burke Herbert Bank, Cannon Design, Winston Partners, Keppler Speakers Bureau, ECG Management Co., Leadership Institute, Capital One
Clarendon Center Residential-South Block (244 units)		188,671	2010		99%		99%
Crosstown Business Center	Tulsa, OK	197,127	1975(2000)	22.4	87%		87%	Compass Group, Roxtec, Keystone Automotive, Freedom Express, Direct TV, Auto Panels Plus, Valhoma Corporation
601 Pennsylvania Ave.	Washington, DC	226,604	1973(1986)	1.0	95%		96%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille
Van Ness Square	Washington, DC	159,411	1973(1990)	1.4	59%		64%	Office Depot, Pier 1
Washington Square	Alexandria, VA	235,042	1975(2000)	2.0	85%		80%	Vanderweil Engineering, AECOM, Freeman Decorating Services, Tauri Group, Cooper Carry, Bank of America, Marketing General, Alexandria Economic Development, Trader Joe’s, Fed Ex/Kinko’s, Talbots, Teaism Restaurant, Starbucks, The Business Bank

	Total Mixed-Use Properties	1,610,459		65.8	83.8	%(2)	80.8%

	Total Portfolio	9,545,948		830.5	91.1	%(2)	89.8%

Land and Development Parcels
Ashland Square Phase II	Manassas, VA		2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
New Market	New Market, MD		2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.

	Total Development Properties			52.8

(1)	Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments.
(2)	Total percentage leased is for commercial space only.
(3)	West Park was sold July 25, 2012.

Exhibit